UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

1351 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
        Globalstar, Inc. (the "Company") held its Annual Meeting of Stockholders on June 16, 2020, at which 1,576,466,065 shares were represented in person or by proxy. The Company submitted three matters to the vote of stockholders. A summary of the matters voted upon by stockholders is set forth below.
1. Stockholders elected both of the two nominees for Class B director to serve for a term to expire at the 2023 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
James F. Lynch	1,259,244,891	136,087,352	765,694	180,368,128
Timothy E. Taylor	1,272,324,258	123,010,801	762,878	180,368,128

2. Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,571,732,061	3,364,734	1,369,270	—

3. Stockholders approved the compensation of the Company's named executive officers by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,246,975,516	26,338,053	122,784,368	180,368,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        GLOBALSTAR, INC.

              /s/ David B. Kagan
              David B. Kagan
              Chief Executive Officer

Date: June 16, 2020